Exhibit 99.1

CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Announces Fiscal 2017 First Quarter Results

Virginia Beach, Va. (September 2, 2016) – Liberty Tax, Inc. (NASDAQ:TAX) (the "Company"), the parent company of Liberty Tax Service, today reported results for the first quarter ended July 31, 2016.

"We are working hard to ensure success in the coming tax season," stated John Hewitt, CEO.  "We have developed and implemented many new best practices throughout the system to focus on increased franchisee training and compliance to ensure we create value for our shareholders in this tax season and beyond."

The Company typically reports a loss in the first quarter when revenues are low and costs are ramping up to drive growth in the following tax season. In the first quarter of fiscal 2017, the Company reported a GAAP net loss of $9.4 million, or $0.73 per share, compared to a loss of $8.5 million, or $0.67 per share in the prior year period. Non-GAAP net loss was $0.66 per share compared to a $0.65 per share loss in the prior year period.

($ in millions except per share data)	GAAP			Non - GAAP*
	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016	Change
Revenue	$7.1	$7.5	-5.0%	$7.1	$7.5	-5.0%
Operating expenses	22.4	21.4	4.5%	20.8	21.0	-0.7%
Loss before taxes	(15.5)	(14.3)	8.4%	(14.0)	(13.9)	1.1%
Net Loss	(9.4)	(8.5)	10.5%	(8.5)	(8.3)	3.0%
Basic and Diluted EPS	(0.73)	(0.67)	9.0%	(0.66)	(0.65)	1.5%
*See reconciliation of non-GAAP to GAAP measures in Table D

Income Statement
Revenues for the three months ended July 31, 2016 decreased to $7.1 million, or 5.0%, from $7.5 million in the prior year period. Revenue from Area Developer ("AD") fees declined $0.6 million as a result of revenue from prior year sales now being fully recognized over the life of their agreements.  In addition, Franchise fees declined $0.4 million, which were offset by an increase in interest income of $0.7 million.

Balance Sheet
The Company had a cash balance of $4.9 million at July 31, 2016. The Company has drawn $28.0 million on its revolving credit facility as of July 31, 2016 compared to $16.6 million at July 31, 2015.  The Company typically draws on this facility through the beginning of each tax season to provide for cash used in operations and for operating loans to franchisees.  The increase in the usage of our credit facility is primarily due to entering the year with a lower cash balance, timing of cash tax payments, and higher expenses associated with operating more company-owned locations.
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As previously disclosed, on August 18, 2016 the Company amended its Revolving Credit and Term Loan Agreement.  The amendment makes available additional funds in the event the newly enacted PATH Act contributes to a seasonality change in the behavior of tax customers.

Operational Comments
During the first quarter of fiscal 2017, the Company acquired assets from existing and former franchisees with a value totaling $7.6 million.  In addition to a focus on selling new undeveloped territories, the Company intends to actively seek qualified buyers to purchase and operate these reacquired territories along with all of our other turnkey-ready company stores.

Dividend
On September 1, 2016, the Board of Directors approved a quarterly dividend to shareholders of $0.16 per share. The dividend will be paid on October 24, 2016 to holders of record of common stock and common stock equivalents on the close of business on October 14, 2016.

Conference Call
At 8:30 a.m. Eastern time on September 2, 2016, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S.  855-611-0856
International  518-444-5569
Conference ID Code:    66126480

The call will also be webcast in a listen-only format.  The link to the webcast can be accessed on the Company's investor relations website at www.libertytax.com, under the "About" tab.

A telephonic replay of the call will be available beginning shortly after the call continuing until Friday, September 9, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 66126480.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc. (NASDAQ: TAX) is the parent company of Liberty Tax Service. Liberty Tax is one of the fastest-growing tax preparation franchises. Last year, Liberty Tax prepared over two million individual income tax returns in more than 4,400 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 22,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying Table D titled "Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures."

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Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company's ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company's annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	July 31,	April 30,	July 31,
	2016	2016	2015
Current assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$4,882	$9,906	$4,418
Current receivables, net	69,577	71,722	64,400
Assets held for sale	16,623	9,886	6,357
Income taxes receivable	7,093	-	7,901
Deferred income tax asset	2,847	3,496	6,773
Other current assets	2,796	5,838	2,552
Total current assets	103,818	100,848	92,401

Property, equipment, and software, net	41,013	40,957	37,937
Notes receivable, non-current, net	22,142	23,504	21,146
Goodwill	4,183	4,228	3,283
Other intangible assets, net	15,884	16,270	13,339
Other assets	3,246	7,416	3,070
Total assets	$190,286	$193,223	$171,176

Current liabilities:
Current installments of long-term obligations	$6,754	$5,947	$1,958
Accounts payable and accrued expenses	9,590	11,664	16,819
Due to ADs	10,449	24,977	9,403
Income taxes payable	-	3,581	187
Deferred revenue - current	3,687	4,682	5,585
Total current liabilities	30,480	50,851	33,952

Long-term obligations, excluding current installments, net of debt issuance costs of $94, $108 and $150, respectively	18,298	17,493	20,708
Revolving credit facility	27,984	-	16,556
Deferred revenue - non-current	6,555	7,056	8,964
Deferred income tax liability	6,259	6,322	3,673
Total liabilities	89,576	81,722	83,853

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-	-
Class A common stock, $0.01 par value per share	126	120	119
Class B common stock, $0.01 par value per share	3	9	9
Exchangeable shares, $0.01 par value per share	10	10	10
Additional paid-in capital	7,897	7,153	4,049
Accumulated other comprehensive loss, net of taxes	(1,580)	(1,698)	(1,455)
Retained earnings	94,254	105,907	84,591
Total stockholders' equity	100,710	111,501	87,323
Total liabilities and stockholders' equity	$190,286	$193,223	$171,176

Note: Effective May 1, 2016, we adopted Accounting Standards Update ("ASU") 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis. Accordingly, debt issuance costs associated with our long term debt are now included in the long term obligations line in the consolidated balance sheets. And, amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

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Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended July 31,
	2016	2015	$ change	% change
Revenues:
Franchise fees	$240	$608	$(368)	-60.5%
AD fees	970	1,604	(634)	-39.5%
Royalties and advertising fees	1,455	1,745	(290)	-16.6%
Financial products	536	308	228	74.0%
Interest income	2,658	2,006	652	32.5%
Tax preparation fees, net of discounts	1,057	623	434	69.7%
Other revenue	233	629	(396)	-63.0%
Total revenues	7,149	7,523	(374)	-5.0%

Operating expenses:
Employee compensation and benefits	9,682	8,633	1,049	12.2%
Selling, general, and administrative expenses	8,279	7,759	520	6.7%
AD expense	460	726	(266)	-36.6%
Advertising expense	1,918	2,609	(691)	-26.5%
Depreciation, amortization, and impairment charges	2,012	1,670	342	20.5%
Total operating expenses	22,351	21,397	954	4.5%
Loss from operations	(15,202)	(13,874)	(1,328)	9.6%

Other income (expense):
Foreign currency transaction loss	(8)	(25)	17	-68.0%
Gain on sale of available-for-sale securities	50	-	50	n/a
Interest expense	(344)	(401)	57	-14.2%
Loss before income taxes	(15,504)	(14,300)	(1,204)	8.4%
Income tax benefit	(6,074)	(5,764)	(310)	5.4%
Net loss	$(9,430)	$(8,536)	$(894)	10.5%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(0.73)	$(0.67)	$(0.06)	9.0%

Weighted-average shares outstanding basic and diluted	12,894,740	12,811,621	83,119	0.6%
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Table C
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Three months ended July 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(9,430)	$(8,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	1,380	1,701
Depreciation, amortization, and impairment charges	2,012	1,670
Stock-based compensation expense	683	465
Gain on sale of available-for-sale securities	(50)	-
Gain on bargain purchases and sales of Company-owned offices	(28)	(117)
Deferred tax expense	578	1,458
Changes in accrued income taxes	(10,997)	(9,860)
Changes in other assets and liabilities	(6,071)	(2,241)
Net cash used in operating activities	(21,923)	(15,460)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(10,828)	(12,333)
Payments received on operating loans to franchisees	1,096	654
Purchases of AD rights and Company-owned offices	(1,802)	(336)
Proceeds from sale of Company-owned offices and AD rights	46	2,239
Proceeds from sale of available-for-sale securities	5,049	-
Purchase of property, equipment, and software	(1,556)	(2,686)
Net cash used in investing activities	(7,995)	(12,462)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	279
Repurchase of common stock	-	(1,272)
Dividends paid	(2,223)	(2,212)
Repayment of amounts due to former ADs and franchisees	(423)	(2,318)
Repayment of long-term obligations	(416)	(282)
Borrowings under revolving credit facility	28,002	16,556
Repayments under revolving credit facility	(18)	-
Tax benefit of stock option exercises	60	495
Net cash provided by financing activities	24,982	11,246

Effect of exchange rate changes on cash, net	(88)	(293)
Net decrease in cash and cash equivalents	(5,024)	(16,969)
Cash and cash equivalents at beginning of period	9,906	21,387
Cash and cash equivalents at end of period	$4,882	$4,418

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Table D
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. The tables below provide reconciliations of our net loss as reported to certain non-GAAP financial measures. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

The following is a reconciliation of net loss, as reported to earnings before interest, taxes, depreciation, amortization and impairment charges ("EBITDA").

					Three Months Ended July 31,
					2016	2015
					(in thousands)
Net loss - as reported					$(9,430)	$(8,536)
Add back:
Interest expense					344	401
Income tax benefit					(6,074)	(5,764)
Depreciation, amortization, and impairment charges					2,012	1,670
					(3,718)	(3,693)
EBITDA					$(13,148)	$(12,229)

The following is a reconciliation of our reported net loss to our non-GAAP financial measures.

For the three months ended July 31, 2016
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,149	$22,351	$(15,202)	$(13,148)	$(15,504)	$(9,430)	$(0.73)

Adjustments:
Executive severance including stock-based compensation	-	(877)	877	877	877	533	0.04
Compliance Task Force and related costs	-	(640)	640	640	640	389	0.03
Gain on available-for-sale securities	-	-	-	(50)	(50)	(30)	-
Total Adjustments	-	(1,517)	1,517	1,467	1,467	892	0.07
Non-GAAP	$7,149	$20,834	$(13,685)	$(11,681)	$(14,037)	$(8,538)	$(0.66)

Stock-based compensation expense excluding severance related expense	$-	$(393)	$393	$393

For the three months ended July 31, 2015
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,523	$21,397	$(13,874)	$(12,229)	$(14,300)	$(8,536)	$(0.67)

Adjustments:
Executive severance including stock-based compensation	-	(413)	413	413	413	248	0.02
Total Adjustments	-	(413)	413	413	413	248	0.02
Non-GAAP	$7,523	$20,984	$(13,461)	$(11,816)	$(13,887)	$(8,288)	$(0.65)

Stock-based compensation expense excluding severance related expense	$-	$(373)	$373	$373

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About Non-GAAP Financial Information

The Company believes that EBITDA and non-GAAP net income (loss) should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating performance and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation and perquisites associated with the separation of employment with executives of the Company.

Compliance Task Force and related costs:  We exclude from our non-GAAP financial measures third-party expenses we incur related to our Compliance Task Force.  These expenses include professional and legal fees.

Gain on available-for-sale securities:  We exclude from our non-GAAP financial measures gains and losses we record when we sell equity securities and other investments.

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